UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 27, 2005

International Shipping Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51047	57-1212493
(Commission File Number)	(IRS Employer Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 240-8025

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2005, International Shipping Enterprises, Inc. entered into an amendment with the shareholders of Navios Maritime Holdings Inc., a Marshall Islands corporation, (“Navios”), to the previously announced Stock Purchase Agreement (“Purchase Agreement”) among Navios, the Shareholders’ Agent, all the shareholders of Navios and us, dated February 28, 2005. The Purchase Agreement was amended such that the date by which a closing must occur was extended until July 15, 2005.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Amendment, dated May 27, 2005, among the Shareholders of Navios Maritime Holdings, Inc. and us to the Stock Purchase Agreement, dated February 28, 2005, among Navios Maritime Holdings, Inc., the Shareholders Agent, all of the shareholders of Navios Maritime Holdings, Inc. and us.

99.1	Press Release dated May 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPPING ENTERPRISES, INC.

By:	/s/ Angeliki Frangou
Name:	Angeliki Frangou
Title:	Chairman, Chief Executive Officer and President

Date: June 3, 2005